UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2007

SHORE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

18 East Dover Street, Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 822-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

࿳ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿳ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿳ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

࿳ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Plans.

On March 28, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Shore Bancshares, Inc. (the “Company”) approved and adopted the 2007 Management Incentive Plan (the “Plan”), a copy of which is filed herewith as Exhibit 10.1. The Plan contemplates annual awards of cash compensation to certain executive officers of the Company and its subsidiaries if the Company meets its net income goal for the Plan year and the executives meet their assigned performance targets for the Plan year. The target awards are expressed as a percentage of each participating executive’s year-end annual salary; thus, awards for Plan year 2007 will be based on the salaries paid in 2006. Target awards are weighted between the Company’s net income and individual executive performance, and each component is subject to an upward adjustment (up to 150%) when performance exceeds targeted expectations and to a downward adjustment (down to 0%) when performance falls below targeted expectations, all as described in the Plan. The Company’s annual net income target and the individual annual performance target for each participant will be approved by the Committee at or prior to the start of each Plan year after reviewing the recommendations of the Company’s President/CEO and the Chairman of the Committee.

Awards earned in a Plan year will be paid no later than March 15th of the following year. If a participating executive dies, suffers a permanent disability, retires or an involuntary termination for a reason other than cause, the executive or his or her estate will be eligible to receive a pro rated award for the Plan year when all other awards are paid.

The Plan is administered by the Committee, and executives chosen to participate in the Plan will be recommended by the Company’s President/CEO and approved by the Committee. The Plan will continue unless and until discontinued by the Committee. The Committee may amend or terminate the Plan at any time by giving participants 30 days’ written notice. In the event of a Plan termination, participants will be eligible for awards for the Plan year to the extent earned, calculated as of the date of Plan termination and paid as soon as practicable after the end of the Plan year.

Each of the Company’s named executive officers (as defined in Item 402 of the Securities and Exchange Commission’s Regulation S-K) has been selected to participate in the Plan for 2007. For W. Moorhead Vermilye, President/CEO, the 2007 incentive award is 75% of annual salary, weighted 80%/20% between the Company net income target and individual performance, respectively. For Lloyd L. Beatty, COO, the 2007 incentive award is 40% of annual salary, weighted 80%/20% between the Company net income target and individual performance, respectively. For Susan E. Leaverton, CFO, the 2007 incentive award is 40% of annual salary, weighted 40%/60% between the Company net income target and individual performance, respectively. For William W. Duncan, Jr., President/CEO of The Talbot Bank of Eason, Maryland, the 2007 incentive award is 50% of annual salary, weighted 30%/70% between the Company net income target and individual performance, respectively.

The following table provides information about the possible award payouts to the named executive officers for 2007:

GRANTS OF PLAN-BASED AWARDS

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Threshold ($)	Target ($)	Maximum ($)
Mr. Vermilye	19,125	191,250	286,875

Mr. Beatty	8,600	86,000	129,000

Ms. Leaverton	11,000	55,000	82,500

Mr. Duncan	18,375	122,500	183,750

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 10.1—Shore Bancshares, Inc. 2007 Management Incentive Plan (filed herewith).

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: April 2, 2007	By:	/s/ W. Moorhead Vermilye
W. Moorhead Vermilye
President and CEO

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Shore Bancshares, Inc. 2007 Management Incentive Plan (filed herewith).